UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2019, in connection with the acquisition of the property located at Lot No. 4, Scott Technology Park, Scott Township, Pennsylvania (the “Property”) from PharmaCann Penn Plant LLC (“Tenant”), an affiliate of PharmaCann LLC (“PharmaCann”), described below in Item 2.01, IIP-PA 4 LLC (“Landlord”), a wholly owned subsidiary of IIP Operating Partnership, LP (the “Operating Partnership”), the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the “Company”), entered into a triple-net lease (the “Lease”) with Tenant for the entire Property. The Lease provides that Tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the Property. The initial Lease term expires on November 8, 2034, with two options to extend the term of the Lease for two additional five-year periods. Tenant intends to operate the Property as a medical-use cannabis cultivation and processing facility upon completion of development.

Also on August 9, 2019, Tenant, Landlord and the Operating Partnership entered into a Development Agreement (the “Development Agreement”), pursuant to which Tenant is responsible for the development of an approximately 31,000 square foot greenhouse facility and an approximately 23,000 square foot industrial facility on the Property. Pursuant to the Development Agreement, Landlord is obligated to reimburse Tenant for costs of development of up to approximately $25.1 million (the “Construction Funding”), subject to the satisfaction of certain conditions contained therein. The Construction Funding may be increased by up to an additional $4.0 million at PharmaCann’s election within the first nine months of the Lease term, subject to the satisfaction of certain conditions (the “Additional Funding”).

The initial annualized base rent (the “Base Rent”) under the Lease is $3,120,000, payable monthly. The Base Rent will be abated until November 9, 2019 and is subject to annual increases during the Lease term. Tenant is also responsible for paying the Landlord a property management fee equal to 1.5% of the then-current Base Rent under the Lease.

Pursuant to the Lease, Tenant delivered to Landlord an initial security deposit of $28,260.00 in cash at the execution of the Lease. The remainder of the security deposit shall be paid in an amount that is proportionate to the percentage derived from dividing the amount of the construction payment made by the maximum Construction Funding, and the full security deposit of $780,000 shall be funded no later than the date that is 18 months following the commencement date of the Lease. If PharmaCann requests the Additional Funding, the Base Rent and full security deposit shall also be correspondingly increased.

In addition, any entity affiliated with Tenant and operating in the cannabis industry, including any entity formed during the term of the Lease, shall enter into a full guaranty with respect to Tenant’s obligations under the Lease, subject to adjustment pursuant to the Multi-Party PA Agreement described below.

Also pursuant to the Lease, Tenant has the option, at its discretion during the first four years of the term of the Lease, to sell or otherwise transfer its interests in the government approvals and licenses required to conduct medical-use cannabis cultivation and processing at the Property (the “Required Approvals”). If Tenant elects to make such a transfer of the Required Approvals, Landlord, in its sole discretion, can elect to either a) consent to having the transferee of the Required Approvals replace Tenant and the guarantors in connection with the Lease; or b) require that Tenant repurchase the Property from Landlord at a price equal to the greater of x) the appraised value of the Property and y) the quotient of (i) the total Base Rent payable during the calendar year in which the notice for the transfer of the Required Approvals is delivered, divided by (ii) 9.75%, less any unfunded Construction Funding (and Additional Funding, if applicable) at the time of closing of the repurchase of the Property. Upon the receipt of the Required Approvals and Tenant becoming a majority-owned subsidiary of MedMen ParentCo (as defined below), the Lease provisions described in this paragraph shall automatically terminate.

Also on August 9, 2019, Landlord, Tenant and MedMen Enterprises Inc. (“MedMen”) entered into a Multi-Party PA Agreement (the “Multi-Party PA Agreement”), pursuant to which, among other things, effective on the date of the closing and consummation of the business combination transaction contemplated by the Business Combination Agreement dated December 23, 2018 between PharmaCann and MedMen, the surviving parent company (“MedMen ParentCo”) of PharmaCann and MedMen shall execute a guaranty with respect to PharmaCann’s and its subsidiaries’ obligations under the Lease.

The foregoing descriptions of the Lease, the Development Agreement and the Multi-Party PA Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Lease, the Development Agreement and the Multi-Party PA Agreement, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 9, 2019, the Company, through Landlord, completed the acquisition of the Property for $942,000. If the Company funds the full amount of the Construction Funding, including the Additional Funding, the Company’s total investment in the Property is expected to be $30.0 million (excluding closing costs).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of August 9, 2019, between IIP-PA 4 LLC and PharmaCann Penn Plant LLC.

10.2	Development Agreement, dated as of August 9, 2019, between PharmaCann Penn Plant LLC, IIP-PA 4 LLC and IIP Operating Partnership, LP.

10.3	Multi-Party PA Agreement, dated as of August 9, 2019, between and among IIP-PA 4 LLC, PharmaCann Penn Plant LLC and MedMen Enterprises, Inc.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the Property, the Lease, the Development Agreement, the Multi-Party PA Agreement, PharmaCann and its subsidiaries and the proposed transaction between PharmaCann and MedMen, are forward looking statements. When used in this report, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2019	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer